EXHIBIT C
                                                                    ---------

                                 LEIDY HUB, INC.
                                INCOME STATEMENT
                                   (UNAUDITED)


                                    Three Months Ended     Twelve Months Ended
                                       June 30, 1997           June 30, 1997
                                    ------------------     -------------------

Operating Expenses:
  Operation Expense                     $  7,036                $ 28,819
  Depreciation, Depletion and
   Amortization                                -                     (65)
  Other Taxes                                198                     997
                                        --------                --------

Total Operating Expenses                   7,234                  29,751
                                        --------                --------

Other Income:
  Equity Interest in:
    Ellisburg-Leidy Northeast
     Hub Co.                              (3,464)                  8,223
    Enerchange                           (27,009)                (68,629)
                                        ---------               --------
                                         (30,473)                (60,406)
                                        --------                --------

Other Deductions:
  Interest-Assoc. Companies                4,261                  17,394
                                        --------                --------

Pretax Income (Loss)                      41,968                (107,551)
                                        --------                --------

Income Taxes - Current                   (14,317)               (113,229)
             - Deferred                     (790)                 75,999
                                        --------                --------
                                         (15,107)                (37,230)
                                        --------                --------

Net Loss                                $(26,861)               $(70,321)
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